Exhibit 99.1

Sabra and Care Capital Properties Complete Merger

Creates a Premier Healthcare REIT with Diversified Tenant Base,

Increased Scale and Strengthened Balance Sheet

IRVINE, Calif. and CHICAGO, Ill., August 17, 2017 — Sabra Health Care REIT, Inc. (Nasdaq:SBRA) (Nasdaq:SBRAP) (“Sabra” or the “Company”) and Care Capital Properties, Inc. (“CCP”) today announced the completion of their merger to create a premier healthcare REIT.

The merger of Sabra and CCP diversifies Sabra’s tenant base, increases scale and is expected to position the Company to achieve investment grade credit ratings. With the completion of the transaction, Sabra’s previously announced amended and restated credit facility is now effective. The transaction is expected to generate annual cost savings of approximately $20 million.

“We are excited to complete the transaction with CCP and open up new investment opportunities for Sabra,” said Rick Matros, Sabra’s Chief Executive Officer. “With our enhanced financial strength and access to capital, we expect to continue to diversify our portfolio by tenant and facility type. Further, we expect the merger’s significant cash flow accretion will provide the potential for a meaningful near-term dividend increase and enhance value for our shareholders. We look forward to welcoming our new colleagues to the Sabra team as we build an even stronger company.”

“The completion of this transaction represents an opportunity to continue to optimize the CCP portfolio to compete and win in the healthcare real estate market,” said Ray Lewis, former CCP Chief Executive Officer and newly elected member of Sabra’s Board of Directors. “As a member of the Sabra Board, I look forward to helping the combined company realize the tremendous opportunities ahead and create value for all of our respective stakeholders.”

Transaction Details

In accordance with the terms of the merger agreement, each outstanding share of CCP common stock immediately prior to the merger converted into the right to receive 1.123 shares of Sabra common stock.

Leadership and Organization

In connection with the closing of the transaction, the Sabra Board of Directors has been expanded from five to eight members. In accordance with the merger agreement, Sabra has elected former CCP Chief Executive Officer, Ray Lewis, and former CCP directors Ronald Geary and Jeffrey Malehorn to its Board of Directors. The combined company retains the Sabra name and Irvine, California headquarters and continues to be traded under the SBRA ticker symbol on NASDAQ.

About Sabra

Sabra Health Care REIT, Inc. (NASDAQ:SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States and Canada.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements about Sabra’s merger with CCP, the expected impact of the merger on Sabra’s financial results, Sabra’s ability to achieve the synergies and other benefits of the merger with CCP and Sabra’s strategic and operational plans, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Forward-looking statements are based upon our current expectations and assumptions of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Some of the risks and uncertainties that could cause actual results to differ materially include, but are not limited to:  the potential adverse effect on tenant and vendor relationships, operating results and business generally resulting from the merger; changes in healthcare regulation and political or economic conditions; the anticipated benefits of the merger may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the merger; and the outcome of any legal proceedings related to the merger.  Additional information concerning risks and uncertainties that could affect Sabra’s business can be found in Sabra’s filings with the Securities and Exchange Commission, including Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2016.

We undertake no obligation to revise or update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contact:

Investors:

Sabra Health Care REIT

(888) 393-8248

Innisfree M&A Incorporated

Arthur Crozier / Larry Miller

(888) 750-5834

Or

Media

Sabra Health Care REIT

(888) 393-8248

Or

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Jamie Moser / Matthew Gross

212-355-4449